Exhibit 99.1

ESCALADE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE THE ASSETS OF THE BRUNSWICK BILLIARDS® BUSINESS FROM LIFE FITNESS, LLC

Escalade, Inc. (NASDAQ: ESCA), a leader in sporting goods and indoor/outdoor recreation equipment, today announced the signing of a definitive agreement to purchase the assets of the Brunswick Billiards® business from Life Fitness, LLC, a portfolio company of KPS Capital Partners, LP. Brunswick Billiards is the largest and oldest provider of billiards tables, game tables, and game room furniture in the United States. Having participated in the billiards market since 1977, Escalade recognizes the enduring strength of the Brunswick Billiards legacy and its lasting connection with generations of consumers who cherish the brand.

The acquisition of Brunswick Billiards presents a significant opportunity to expand Escalade’s reach into the billiards and indoor recreation markets. Brunswick Billiards complements Escalade’s portfolio of billiards brands including Cue & Case®, Lucasi®, Mizerak®, American Heritage®, and American Legend® as well as Escalade’s broader offering in the indoor recreation market including Stiga® table tennis, Accudart® and Unicorn® darting, Atomic® game tables, and Victory Tailgate® licensed and customized games.

“Brunswick Billiards has been the premier billiards brand since its founding in 1845. Brunswick Billiards and Escalade share many values including quality, adaptability, and creativity that have enabled both companies to become enduring market leaders. Over the last few months, as we’ve gotten to know the Brunswick Billiards team, we have seen firsthand their passion for Brunswick Billiards products, customers, and employees. We are now poised to combine our talented teams to create a world-class business that will continue to provide great quality and value to future generations,” said Escalade’s CEO Walt Glazer.

Paul Stoneham, CEO of Life Fitness, LLC commented: "The divestiture of Brunswick Billiards allows Life Fitness, LLC to now focus on building its core commercial/professional fitness business with the sales proceeds earmarked for investment in R&D, connected fitness, and supply chain. Escalade is a natural home and owner for the Brunswick Billiards business, setting it up to thrive in the future."

Brunswick Billiards will continue to be based in Bristol, Wisconsin and led by John Kazik, General Manager, and his management team. Escalade’s purchase of the Brunswick Billiards business is subject to customary closing conditions and is expected to be completed in January 2022.

“Brunswick Billiards has been committed to connecting generations through superior craftsmanship and innovation for the last 176 years. Every day we wake up thinking about our stewardship of the Brunswick Billiards brand and keeping the quality to the level that John Moses Brunswick set when he began this company almost two centuries ago. Mr. Brunswick’s mantra of ‘if it can be built from wood, we can build it better’ still is a guiding principle,” said John Kazik.

Mr. Kazik continued, “We at Brunswick Billiards could not be more excited about what the future holds with Escalade’s support and resources. We intend to keep our staff and leverage our combined strength in supply chain, logistics, R&D, and retail distribution. Brunswick Billiards is a perfect complement to Escalade’s robust portfolio of brands built over the last 99 years.”

ABOUT ESCALADE, INC

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment.  Our mission is to connect family and friends creating lasting memories. Leaders in our respective categories, Escalade’s brands include Bear® Archery; STIGA® table tennis; Accudart®; RAVE Sports®; Victory Tailgate®; Onix® Pickleball; Goalrilla™; Lifeline® fitness products; Woodplay®; American Heritage Billiards®. Escalade’s products are available online and at leading retailers nationwide. For more information about Escalade’s many brands, history, financials, and governance please visit www.escaladeinc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT LIFE FITNESS, LLC

Life Fitness, LLC is the global leader in commercial fitness equipment. The company manufactures and sells its strength and cardiovascular equipment through its iconic family of brands that includes Life Fitness, Hammer Strength, Cybex, ICG® and SCIFIT. Its equipment is distributed to over 250,000 fitness facilities in more than 160 countries globally. Life Fitness, LLC is headquartered near Chicago, in Franklin Park, Illinois. For more information about Life Fitness, LLC visit http://www.lifefitness.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.